EXHIBIT 99(a)


THIS CONVERTIBLE SUBORDINATED DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH DEBENTURE THAT SUCH DEBENTURE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                              HALSEY DRUG CO., INC.
                     10% Convertible Subordinated Debenture
                               Due August 6, 2001


$                                                           No. DB
 ----------------------                                           --------------

August 6, 1996



     HALSEY DRUG CO., INC., a corporation organized under the laws of the State of New York (the "Company"), for value received, hereby promisesto pay to
                                                                          ------
                                       residing at
- ---------------------------------------            -----------------------------
                        or registered assigns (the "Payee" or "Holder") upon due
- -----------------------
presentation and surrender of this Debenture, on July, 2001 (the "Maturity
Date"), the principal amount of                               ($          ) and
                                ------------------------------  ----------
accrued interest thereon as hereinafter provided.

     This debenture was issued by the Company pursuant to a certain Private Placement Memorandum dated July 24, 1996, as amended by Supplement dated August 1, 1996 (together with the Attachments thereto the "Private Placement Memorandum") relating to an offering of units (the "Units"), each Unit consisting of a 10% Convertible Subordinated Debenture (the "Debentures") in the principal amount of $10,000 and 461 redeemable common stock purchase warrants (the "Warrants"). The holders of such Debentures are referred to hereinafter as the "Holders."

     THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). COMMENCING NOT LATER THAN THEN (10) DAYS AFTER THE DATE OF THIS DEBENTURE, THE COMPANY'S PRESIDENT WILL MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE AMOUNT OF THE OID, INCLUDING THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS DEBENTURE.

                                    ARTICLE I

          PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT
          ----------------------------------------------------

     1.1 Payment of the principal on this Debenture shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of ten percent (10%) per annum (the "Stated Interest Rate"), subject to increase in accordance with Section 9.1(a), in like coin and currency [in shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), based on an ascribed value per share of Common Stock of $3.25], payable to the Payee in three (3) month intervals on each January 1, April 1, July 1 and October 1 during the term of this Debenture (commencing October 1, 1996) (an "Interest Payment Date") and on the Maturity Date. [Notwithstanding the preceding sentence, interest payments representing fractional shares otherwise issuable on any Interest Payment Date and additional interest accruing under
Section 9.1(a) hereto shall be paid in like coin and currency.] Both principal hereof and interest thereon are payable at the Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check or, where applicable, in shares of Common Stock, sent to the Holder's above address or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Debenture or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Debenture to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

     1.2 Pursuant to the terms of an Escrow Agent Agreement (the "Escrow Agreement") dated of even date between the Company, each of the investors in the Units and Coleman & Rhine, LLP, as Escrow Agreement, $500,000 of the net proceeds to the Company of the offering of the Units described in the Private Placement Memorandum will be deposited in an escrow account maintained at a New York banking institution (the "Escrow Account"). The Escrow Agreement provides that the Escrow Agent will, unless the holder has elected to receive interest payments in the form of the Company's Common Stock, paid to the holders of the Debentures and the holders of certain Convertible Subordinated Debentures issued by the Company in July and November, 1995 in the aggregate principal amount $7,740,000 (the "Prior Debentures"), from the proceeds of the Escrow Account the interest payments required under the Debentures and the Prior Debentures (collectively, the "Convertible Debentures"). The Escrow Agent shall remit to the holders of the Convertible Debentures their pro rata share of the remaining
                                                --- ----
balance of the Escrow Account upon receipt of a notice of an Event of Default under and in accordance the Convertible Debentures, which payment shall represent a return of principal under the Convertible Debentures. The Company has no right, title or interest in the Escrow Account or the proceeds thereof and has no discretion or authority to direct or require a distribution from the Escrow Account; provided, however, the balance of the Escrow Account, if any, shall be paid to the Company upon the earlier to occur of (i) the conversion of all of the Convertible Debentures into the Company's Common Stock, as provided therein, and (ii) the satisfaction in full of the principal and accrued interest payments required under the Convertible Debentures.

                                    ARTICLE 2

                                  SUBORDINATION
                                  -------------

          2.1  Subordination to Senior Debt.  The Company, for itself, its
               ----------------------------
successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Debenture, likewise covenants and agrees that the payment of the principal of and interest on this Debenture is subordinated in right of payment to the payment of all existing and future Senior Debt (as hereinafter defined) of the Company. "Senior Debt" means the principal of, premium, if any, and accrued and unpaid interest on Indebtedness (as herein after defined) of the Company, whether outstanding on the date of issuance of this Debenture or thereafter created, incurred or assumed, unless, in the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness is not superior in right of payment to this Debenture. Notwithstanding the foregoing, "Senior Debt" with respect to the Company shall not include (i) any Indebtedness of the Company to any subsidiary or affiliate (as such terms are defined in Rule 405 under the Act) or money borrowed or advanced from such subsidiary or affiliate and (ii) any Indebtedness representing the redemption price of any preferred stock.

          2.2  Indebtedness.  "Indebtedness" means (a) any liability of the
               ------------
Company to banks and other institutional lenders (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, or (iii) for the payment of rent or other amounts relating to capitalized lease obligations,
(b) any purchase money liability of the Company in connection with acquisitions in the ordinary course of the Company's business provided it is not in excess of the purchase price of the asset(s) purchased, (c) any liability of others described in the preceding clause (a) which the Company has guaranteed or which is otherwise its legal liability; and (d) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses (a) and (c); provided, however, that notwithstanding the foregoing, "Indebtedness" does not include unsecured trade debt.

          2.3  Default.  The Company may not pay principal or interest on the
               -------
Debentures and may not acquire, redeem or retire any Debentures for cash or property other than capital stock of the Company if (i) a default on Senior Debt occurs and is continuing that permits holders of Senior Debt to accelerate its maturity, and (ii) the default is the subject of judicial proceedings or the Company receives notice of a default from a holder of the Senior Debt. The Company may resume payments on the Debentures and may acquire, redeem or retire them when (A) the default is cured or waived, or (B) 120 days have passed after the notice of default is given by the holder of the Senior Debt if the default is not the subject of judicial proceedings.

          2.4  Liquidation; Dissolution; Bankruptcy.  Upon any distribution to
               ------------------------------------
creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (i) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest to the date of payment on the Senior Debt before Holders shall be entitled to receive any payment of principal of or interest on the Debentures; and (ii) until the Senior Debt is paid in full in cash, any distribution to which the Holder would be entitled but for this Article 2 shall be made to Holders of Senior Debt as their interests may appear, except that Holders may receive securities that are subordinated to Senior Debt to at least the same extent as the Debentures.

          2.5  Acceleration of Debentures.  If payment of the Debentures is
               --------------------------
accelerated because of an Event of Default as defined in Article 7 hereof, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Debentures when 120 days have passed after the acceleration occurs if this Article 2 permits the payment at such time.

          2.6  Subrogation.  After all Senior Debt is paid in full and until the
               -----------
Debentures are paid in full, Holders shall be subrogated to the rights of the holders of the Senior Debt to receive distributions applicable to Senior Debt.
A distribution made under this Article 2 to holders of Senior Debt which would otherwise have been made to Holders is not, as between the Company and the Holders, a payment by the Company on this Debenture

          2.7  Relative Rights.  This Article 2 defines the relative rights of
               ---------------
the Holder and the holders of Senior Debt. Nothing in this Debenture shall (i) impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal and interest on this Debenture in accordance with its terms; (ii) affect the relative rights of the Holder and creditors of the Company other than the holders of Senior Debt; or
(iii) prevent any Holder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the Holders.

          2.8  Article 2 Subordination Not Designed to Prevent Events of
               ---------------------------------------------------------
Default.  The failure of the Company to make a payment on account of principal
- -------
and interest on this Debenture by reason of any provision of this Article 2 shall not be construed as preventing the occurrence of an Event of Default under
Article 7 hereof.

                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          ---------------------------------------------

          3.1  The Company represents and warrants to the Holder that the
Company:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted;

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or any of its subsidiaries or the nature of the property owned or leased by it or any of its subsidiaries, makes such licensing or qualification necessary, except for those jurisdiction in which the failure so to qualify can be cured without having a material adverse effect on the Company taken as a whole;

          (d) the Company has all requisite power and authority to execute, deliver and perform its obligations under this Debenture. This Debenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the rights of creditors generally;

          (e) except as otherwise described in the Private Placement Memorandum, the Company is not, and will not be at the time of the original issuance of this Debenture by the Company, in default under the terms of any Senior Debt or other indebtedness and the Company is not aware, nor has it been notified by the holder of any Senior Debt or other indebtedness, that grounds for default exist with respect to any Senior Debt or other indebtedness;

          (f) the execution and delivery of the Debentures by the Company and the consummation by the Company of the transactions contemplated pursuant to the Private Placement Memorandum (a) are not in violation or breach of, do not conflict with or constitute a default under any of the terms of the charter documents or by-laws of the Company; (b) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement or of any governmental authority, court or arbitration tribunal whether federal, state, municipal or local at law or in equity, and applicable to the Company; and (c) will not violate or constitute a breach of or constitute a default under any Senior Debt of the Company or any subsidiary or affiliate of the Company; and

          (g) the Private Placement Memorandum does not, and will not at the time of the original issuance of this Debenture by the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                                   REDEMPTION
                                   ----------

          4.1  Optional.  The Debentures may be redeemed by the Company in whole
               --------
or from time to time in part, at the option of the Company, at any time on or after August 5, 1997 at a redemption price equal to 105% of the principal amount thereof, in each case together with accrued interest to the Redemption Date.

          4.2  Notice of Redemption.  Notice of Redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Debentures, the Debentures will be chosen for redemption by the Company, generally pro rata or by lot. The Notice of Redemption shall identify the Debentures to be redeemed and shall state (i) the redemption date and redemption price; (ii) the conversion price, as determined pursuant to Article 8 hereof;
(iii) that Debentures called for redemption may be converted at any time before the close of business on the redemption date; (iv) that Holders of the Debentures who want to convert the Debentures must satisfy the requirements of
Article 8 hereof; (v) that Debentures called for redemption must be surrendered to the Company or a designated paying agent specified in the Redemption Notice to collect the redemption price; and (vi) that, unless the Company defaults in making the redemption payment, interest on the Debentures ceases to accrue on and after the redemption date.

          4.3  Effective Notice of Redemption.  Once Notice of Redemption is
               ------------------------------
mailed, Debentures called for redemption become due and payable on the redemption date at the redemption price.

          4.4  Deposit of Redemption Price.  On or before the Redemption Date,
               ---------------------------
the Company shall deposit in a bank account solely dedicated for this purpose, or deposit with a designated paying agent, money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date.

          4.5  Debentures Redeemed in Part.  Upon surrender of a Debenture that
               ---------------------------
is redeemed in part, the Company shall issue for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

                                    ARTICLE 5

                                    COVENANTS
                                    ---------

          5.1  Payment of Debentures.  The Company shall pay the principal of
               ---------------------
and interest on this Debenture in the time, the manner and the form provided in
Article 1 hereof. The Company shall pay interest quarterly (including post-petition interest in any proceeding under any bankruptcy law) on (i) overdue principal, at the rate required by this Debenture and (ii) overdue installments of interest (including interest contemplated by clause (i) and without regard to any applicable grace period) at the same rate.

          5.2  Reporting Requirements.  The Company shall comply with its
               ----------------------
reporting and filing obligations pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall make such reports, including, without limitation, reports on Form 10-K, 10-Q, 8-K and Schedule 14A promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form, available to the Holder.

          5.3  Limitation on Dividends; Stock Purchase.  The Company will not
               ---------------------------------------
declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, and neither the Company nor any subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock.

          5.4  Stay, Extension and Usury Laws.  The Company covenants that it
               ------------------------------
will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereinafter in force, which may affect the covenants or the performance of this Debenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder but will suffer and permit the execution of every such power as though no such law had been enacted.

          5.5  Corporate Existence.  Subject to Article 6 hereof, the Company
               -------------------
will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each subsidiary and the rights (charter and statutory) and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall in good faith determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the Holder.

          5.6  Maintenance of Properties.  The Company will cause all property
               -------------------------
used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation and maintenance of any such properties, or disposing of any of them, if such discontinuance or disposal is, in the reasonable judgment of the Company or any subsidiary concerned, desirable in the conduct of its business or business of any subsidiary and not disadvantageous in any material respect to the Holder.

          5.7  Liquidation.  The Company shall not adopt any plan of liquidation
               -----------
which provides for, contemplates or the effectuation of which is preceded by (A) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any subsidiary otherwise than substantially as an entirety in accordance with Article 6 hereof and (B) the distribution of all or substantially all the proceeds of such sale, lease, conveyance or other disposition and the remaining assets of the Company to the holders of common stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations under this Debenture as to the payment of principal and interest.

          5.8  Limitation on Indebtedness.  Neither the Company nor any
               --------------------------
subsidiary will incur, create or assume any indebtedness except: (i) Senior Debt in existence as of June 30, 1996 aggregating $4,595,000; (ii) indebtedness to any banks or other financial institutions with whom the Company may contract to replace or refinance its current Senior Debt provided such replacement or refinancing does not result in the principal amount of the Company's Senior Debt exceeding $10,000,000 (inclusive of secured indebtedness to an existing creditor of the Company in the principal amount of approximately $1,200,000); and (iii) purchase money obligations incurred in the ordinary course of business; and (iv) trade indebtedness incurred in the ordinary course of business.

          5.9  Liens.  Neither the Company nor any subsidiary will mortgage,
               -----
pledge, grant or permit to exist any lien or other security interest in any of its assets, of any kind, now owned or hereafter acquired, nor hypothecate or grant a lien or security interest in its capital, net worth, equity accounts or any capital stock, as the case may be, except for (i) the security interests granted by the Company as of the date hereof to the holders of its Senior Debt and to Mallinckrodt Chemical, Inc.; (ii) the security interest held by any banks or other financial institutions with whom the Company may contract to replace or refinance its current Senior Debt, provided such replacement or refinancing does result in the principal amount of its Senior Debt exceeding $10,000,000 (inclusive of secured indebtedness to an existing creditor of the Company in the principal amount of approximately $1,200,000); and (iii) a lien or security interest created with respect to purchase money obligations incurred by the Company or its subsidiaries in the ordinary course of business and provided the indebtedness related to such security interest does not exceed the purchase price of the subject asset(s).

          5.10 Authorization of Shares of Common Stock for Issuance Upon
               ---------------------------------------------------------
Conversion.  The Company will at all times cause there to be authorized and
- ----------
reserved for issuance upon conversion of this Debenture [and for the payment of interest provided in Article I hereof], or otherwise make available from treasury shares, such number of shares of Common Stock as would be issuable upon conversion of this Debenture [and for the payment of interest provided in
Article I hereof] (the "Shares").

          5.11 Payment of Taxes and Other Claims.  The Company will pay or
               ---------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary upon the income, profits or property of the Company or any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim which amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained by the Company.

          5.12 Transactions with Affiliates.  The Company shall not, and shall
               ----------------------------
not permit any subsidiary to, directly or indirectly, pay any funds to or for the account or benefit of, or enter into or permit to exist any transaction, including, without limitation, the purchase, sale, lease or exchange of any property or assets or securities or any loan transaction or the rendering of any service, with any Affiliate unless such transaction is for fair value to the Company or its subsidiary and on terms and conditions not less favorable to the Company or such subsidiary than could be obtained on an arms-length basis from unrelated third parties, as determined in each case by the Board of Directors of the Company (as evidenced by resolutions duly adopted by the Board); provided, however, that the provisions of this Section 5.12 shall not apply to (a) reasonable compensation for services in connection with employment or services as a director (subject to the requirements of Section 5.14 hereof), or (b) payments to Affiliates of the Company in respect of contracts or transactions in existence on the date hereof which are described or referred to in the Private Placement Memorandum pursuant to which this Debenture was originally sold (subject to the requirements of Section 5.14 hereof). For purposes of this
Section 5.12 the terms "Affiliate" and "Control" shall have the meanings ascribed thereto in Rule 405 under the Act.

          5.13 Listing of Common Stock.  As promptly as practicable after the
               -----------------------
execution of this Debenture, the Company shall file the appropriate applications for listing on the American Stock Exchange and any other applicable exchange or national security system with respect to the Shares. The Company shall use its best efforts and work diligently to accomplish such listing as promptly as practicable after the execution of this Debenture.

          5.14 Election of Directors.  (a) The Company agrees to use its best
               ---------------------
efforts (x) at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election or removal of Directors or (y) by consensual action of stockholder with respect to the election or removal of Directors, as may be necessary to cause the following:

          (i)  The Board of Directors shall consist of no more than 7 persons;

          (ii) Two (2) Directors shall be persons reasonably acceptable to a majority in interest in the principal amount of the Debentures;

         (iii) To effect the removal, with or without cause, of either of the Directors selected by a majority in interest of the principal amount of Debentures upon request and for the election to the board of a substitute designated by a majority in interest in the principal amount of the Debentures;

          (iv) One (1) of the Directors selected by a majority in interest in the principal amount of the Debentures shall serve as a member of the Executive Committee, Compensation Committee, Audit Committee and/or any other committee of the Board of Directors in the event any such committees currently exists or is established in the future; and

          (v) No member of the Board of Directors shall have any employment, consulting or similar advisory relationship with the Company or any subsidiary or Affiliate thereof (exclusive of executive officers) unless approved in advance by a majority of the Board. Any employment, consulting or similar advisory relationship between any member of the Board and the Company or any subsidiary or Affiliate thereof in existence as of the date hereof must be reaffirmed and ratified by a majority of the Board (exclusive of such affected director), in the absence of which such director must resign his Board position.

          (b) If at any time a vacancy is created on the Board of Directors by reason of death, removal or resignation of any Director appointed pursuant to
Section 5.14(a) above, the Company agrees to use its best efforts to take immediate action to nominate and elect a person for such vacancy in accordance to the provisions Section 5.14(a) hereof.

          5.15 Appointment of Chief Financial Officer.  The Company agrees to
               --------------------------------------
use its best efforts to (i) appoint a person to serve as the Chief Financial Officer of the Company, which person shall be reasonably acceptable to a majority in interest in the principal amount of the Debentures and (ii) to cause such position to be filled during the term of the Debentures. Any replacement or successor Chief Financial Officer appointed by the Company during the term of the Debentures shall be reasonably acceptable to a majority in interest in the principal amount of the Debentures.

          5.16 Working Capital Reserve Account.  The Company shall deposit
               -------------------------------
$500,000 of the net proceeds to the Company of the offering of the Units described in the Private Placement Memorandum in a segregated bank account maintained in a New York banking institution as a working capital reserve (the "Working Capital Account"). The documentation establishing the Working Capital Account, including, without limitation, the authorizing resolutions, shall require two signatures to disburse, remit or otherwise withdraw any proceeds from the account, one of whom shall be the Company's President, and the second of whom shall be William G. Skelly, Richard H. Francis or such other independent member of the Company's Board of Directors as shall be designated by a majority of the Board.

                                    ARTICLE 6

                                   SUCCESSORS
                                   ----------

          6.1  When Company May Merge, etc.  The Company shall not consolidate
               ----------------------------
or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless:

          1. The person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall have been made, is (x) a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia or (y) a corporation or a comparable legal entity organized under the laws of a foreign jurisdiction whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the National Market System of National Association of Securities Dealers Automated Quotation System ("NASDAQ"), and in each case, the net worth of such person formed by or surviving any such consolidation or merger is equal to or greater than the consolidated net worth of the Company immediately preceding such consolidation or merger;

          2. The corporation formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition shall have been made, assumes by supplemental agreement, all the obligations of the Company under the Debentures and this Debenture, except that it need not assume the obligations of the Company as to the conversion of this Debenture if, pursuant to a reorganization of the Company as provided in
Section 8.8, the Company or another person enters into a separate agreement, obligating it to deliver the securities, cash and other assets deliverable upon conversion of the Debentures;

          3. Immediately after the transaction, no Event of Default as defined in Article 7 hereof exists; and

          4. Such transaction does not adversely affect the validity or enforceability of the Debentures.

          6.2  Successor Corporations Substituted.  Upon any consolidation or
               ----------------------------------
merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merger or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on this Debenture.

                                    ARTICLE 7

                                EVENTS OF DEFAULT
                                -----------------

          7.1 A. An Event of Default occurs if (i) the Company defaults in the payment of interest on this Debenture when the same become due and payable and such default continues for a period of 10 days, whether or not such payment is prohibited by the provisions of Article 2 hereof; (ii) the Company defaults in the payment of principal on this Debenture when the same becomes due and payable upon maturity, upon redemption or otherwise; (iii) any representation or warranty made or furnished by the Company in this Debenture or in the Private Placement Memorandum, shall be false, incorrect or incomplete when made as to any material fact or facts; (iv) the Company fails to comply with any of its other covenants or other agreements in this Debenture and solely with respect to the covenants set forth in Sections 5.2, 5.11 and 5.12 hereof, such failure continues for a period of 30 days following written notice from the Holder; (v) the Company shall have failed to use its best efforts to satisfy the requirements of Section 5.14 hereof; (vi) the Company or any of its subsidiaries fail to pay when due or within any applicable grace period any principal or interest on any Indebtedness or shall be in breach or default with respect to any Indebtedness or other debt of the Company, if the effect of such failure to pay, default or breach is to cause the holder or holders (or a trustee on behalf of such holder or holders) to accelerate such Indebtedness or other debt of the Company; (vii) the Company or any subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or a subsidiary in an involuntary case, (B) appoints a custodian of the Company or a subsidiary for all or substantially all of its property, or (C) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for 60 days of the entry thereof; (ix) trading in any securities of the Company or any of its subsidiaries shall be suspended for a period exceeding five (5) days by the Securities and Exchange Commission, any stock exchange or in the over-the-counter market or a minimum or maximum price for trading in such securities shall be established; (x) a judgment in an amount exceeding $250,000 is entered against the Company or any of its subsidiaries and such judgment is not satisfied or stayed within sixty (60) days; or (xi) the holder of any Indebtedness or other debt of the Company aggregating at least $250,000 shall commence any proceeding, or take any action to collect on such Indebtedness or debt, or seize, dispose of or apply in satisfaction of such Indebtedness or debt, any assets of the Company having a fair market value in excess of $250,000 individually or in the aggregate.

          B. The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          C. A Default under Section 7.1A(iv) (other than Defaults under Sections 5.7, 5.16, 6.1, 8.1 or 9.1 which Defaults shall be Events of Default with the Notice but without the passage of time specified in this paragraph) or
Section 7.1A(vi) is not an Event of Default until the Holders of at least 25% in the principal amount of the then outstanding Debentures notify the Company of the Default and the Company does not cure the Default within 30 days after such Notice. The Notice must specify the Default and demand that it be remedied.

          7.2  Acceleration.  If an Event of Default occurs and is continuing,
               ------------
subject to the provisions of Section 7.1C hereof, the Holder may declare the principal of and accrued interest on this Debenture to be due and payable by written notice to the Company in the manner provided in Section 11.2 hereof. Upon such declaration, the principal and interest on this Debenture shall be due and payable immediately. The Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

          7.3  Other Remedies.  If an Event of Default occurs and is continuing,
               --------------
the Holder may pursue any available remedy to collect the payment of principal of and interest on this Debenture or to enforce the performance of any provision of this Debenture. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                                    ARTICLE 8

                                   CONVERSION
                                   ----------

          8.1  Exercise of Conversion Privilege.   At any time and from time to
               --------------------------------
time commencing from the date hereof (the "Initial Conversion Date") until the earlier of (i) the Maturity Date, (ii) the close of business on the redemption date set forth in the Company's Notice of Redemption and (iii) the automatic conversion of the Debenture in accordance with Section 8.2 hereof, this Debenture is convertible in whole or in part at the Holder's option into shares of Common Stock of the Company upon surrender of this Debenture, at the office of the Company, accompanied by a written notice of conversion in form reasonably satisfactory to the Company duly executed by the registered Holder or its duly authorized attorney. "Common Stock" of the Company means common stock of the Company as it exists on the date this Debenture is originally signed. This Debenture is convertible on or after the Initial Conversion Date into shares of Common Stock at a price per share of Common Stock equal to $3.25 per share (the "Conversion Price"). Interest shall accrue to and including the business day prior to the date of conversion and shall be paid on the last day of the month in which conversion rights hereunder are exercised. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion. The Conversion Price is
subject to adjustment as provided in Section 8.5 and Section 8.7 hereof.   As
soon as practicable following conversion and upon the Holder's compliance with the conversion procedure described in Section 8.3 hereof, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon conversion and a check for any fractional share and, in the event the Debenture is converted in part, a new Debenture in the principal amount equal to the remaining principal balance of this Debenture after giving effect to such partial conversion.

          8.2  Automatic Conversion.  Notwithstanding anything to the contrary
               --------------------
contained in this Debenture, the Debentures shall be automatically converted into Common Stock in the event that following the first anniversary of the date hereof the closing price per share of the Company's Common Stock as listed and reported on the American Stock Exchange or in the NASDAQ National Market or Small-Cap System exceeds three and 25/100 dollars ($3.25) per share for each of the twenty (20) consecutive trading days following such one year anniversary and prior to conversion. In such event, the Company shall notify the Holder of the effective date of the automatic conversion.

          8.3  Registration of Transfer; Conversion Procedure.  The Company
               ----------------------------------------------
shall maintain books for the transfer and registration of the Debentures. Upon the transfer of any Debenture in accordance with the provisions of Section 10.1 or Section 10.2 hereof, the Company shall issue and register the Debenture in the names of the new holders. The Debentures shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall convert, from time to time, any outstanding Debentures upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed and accompanied by a properly completed and executed Conversion Notice attached hereto as Attachment II. Subject to the terms of this Debenture, upon surrender of this Debenture the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Debenture and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Debenture. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares as of the date of the surrender of this Debenture; provided, however, that if, at the date
                                         --------  -------
of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such
                                         --------  -------  -------
transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days.

          8.4  Company to Provide Common Stock.  The Company has reserved and
               -------------------------------
shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Debentures in full. The shares of Common Stock which may be issued upon the conversion of the Debentures shall be fully paid and non-assessable and free of preemptive rights. The Company will endeavor to comply with all securities laws regulating the offer and delivery of the Shares upon conversion of the Debentures or pursuant to the payment of interest hereunder, including, without limitation, compliance with provisions of Article 9 hereof, and will endeavor to list such shares on each national securities exchange upon which the Common Stock is listed.

          8.5  Dividends; Reclassifications, etc..  In the event that the
               ----------------------------------
Company shall, at any time prior to the exercise of conversion rights hereunder:
(i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company or entity; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights, the Holder thereof shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the company resulting from transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events.

          8.6  Notice to Holder.  If, at any time while this Debenture is
               ----------------
outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, shall enter into an agreement to merge or consolidate with another corporation, shall propose any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock or there shall be contemplated a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause notice thereof to be mailed to the registered Holder of this Debenture at its address appearing on the registration books of the Company, at least thirty (30) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger, consolidation, reorganization, reclassification or dissolution.

          8.7  Adjustments to Conversion Price.  In order to prevent dilution of
               -------------------------------
the conversion right granted hereunder, the Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.7. Upon each adjustment of the Conversion Price pursuant to this Section 8.7, the Holder of this Debenture shall thereafter be entitled to acquire upon conversion, at the Applicable Conversion Price (as hereinafter defined), the number of shares of

Common Stock obtainable by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Applicable Conversion Price resulting from such adjustment.

          The Conversion Price in effect at the time of the exercise of conversion rights hereunder set forth in Sections 8.1 and 8.2 shall be subject to adjustment from time to time as follows:

               (a) If at any time after the date of issuance hereof the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

          (i) shares issued in a transaction described in subsection (b) of this Section 8.7; or

          (ii) shares issued, subdivided or combined in transactions described in Section 8.5 if and to the extent that the number of shares of Common Stock received upon conversion of this Debenture shall have been previously adjusted pursuant to Section 8.5 as a result of such issuance, subdivision or combination of such securities;

for a consideration per share which is less than the lower of (i) the Conversion Price or (ii) the Fair Market Value (as hereinafter defined) of the Common
      --
Stock, then the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price") shall, and thereafter upon each issuance or sale for a consideration per share which is less than the lower of
(i) the Applicable Conversion Price or (ii) the Fair Market Value of the Common
                                    --
Stock, the Applicable Conversion Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Conversion Price shall equal a price determined by multiplying the Applicable Conversion Price by a fraction, the numerator of which shall be:

          (A) the sum of (x) the total number of shares of Common Stock outstanding when the Applicable Conversion Price became effective, plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subsection 8.7(c) for the issuance or sale of such additional Common Stock or Convertible Securities deemed to be an issuance of Common Stock as provided in subsection 8.7(d), would purchase (including any consideration received by the Company upon the issuance of any shares of Common Stock since the date the Applicable Conversion Price became effective not previously included in any computation resulting in an adjustment pursuant to this Section 8.7(a)) at the higher of (i) the Applicable Conversion Price or (ii) the Fair Market Value of the Common Stock; and the denominator of which shall be

          (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subsection 8.7(d) hereof) immediately after the issuance or sale of such additional shares.



          For purposes of this Section 8.7, "Fair Market Value" shall mean the average of the closing price of the Common Stock as listed and reported on the American Stock Exchange or in the NASDAQ National Market System for each of the twenty (20) consecutive trading days prior to such issuance or sale.

If, however, the Applicable Conversion Price thus obtained would result in the issuance of a lesser number of shares upon conversion than would be issued at the initial Conversion Price specified in Section 8.1 or 8.2, as appropriate, the Applicable Conversion Price shall be such initial Conversion Price.

          The provision of this subparagraph (a) can be illustrated with the following examples:

          1. Company sells 100,000 shares of stock at a price of $4.25 per share

          -    Applicable Conversion Price for the Debentures = $3.25
          -    Fair Market Value of the Common Stock - $4.50
          -    Total shares outstanding prior to issuance - 1,000,000
          - Number of shares of stock that would be purchased with the proceeds received by the Company from the sale of the 100,000 shares at the higher of the Applicable Conversion Price or the Fair Market Value - 94,444 shares

          Dilution Adjustment Calculation:

          3.25 x [1,000,000 + 94,444] = 3.25 x .99495 =3.23
                  ------------------
                 1,000,000 + 100,000

          2. Thereafter, the Company issues warrants to a Senior Creditor to purchase 100,000 shares at an exercise price of $3.00 per share

          -    Applicable Conversion Price = $3.23
          -    Fair Market Value of Common Stock - $2.50
          -    Total shares outstanding prior to warrant issuance - 1,100,000
          - Number of shares of stock that would be purchased with the proceeds received by the Company upon exercise of the Warrants at the higher of the Conversion Price or the Fair Market Value =92,879

          Dilution Adjustment Calculation:

          3.23 x [1,100,000 + 92,879 ] = 3.23 x .99406 =3.21
                  ------------------
               1,100,000 + 100,000

          Upon each adjustment of the Conversion Price pursuant to this subsection (a), the total number of shares of Common Stock into which this Debenture shall be convertible shall be such number of shares (calculated to the nearest tenth) purchasable at the Applicable Conversion Price multiplied by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to such adjustment and the denominator of which shall be the exercise price in effect immediately after such adjustment.

               (b) Anything in this Section 8.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

          (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Company's Board of Directors and approved by the Company's shareholders, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company's Board of Directors; or

          (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof (exclusive of any subsequent amendments thereto) including, without limitation, the conversion of any Debenture issued in the same placement of securities pursuant to which this Debenture was issued by the Company, whether or not outstanding on the issuance date hereof.

               (c) For the purpose of subsection 8.7(a), the following provisions shall also be applied:

          (i) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

          (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company upon conversion of such Convertible Securities.

          (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration
                              --------  -------
          consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

          (iv) In case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensation incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchange shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in paragraphs (i) and (ii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

          (v) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; provided, however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

               (d) For purposes of the adjustment provided for in subsection 8.7(a) above, if at any time the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

               (e) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this subsection 8.7(e) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

               (f) Anything in this Section 8.7 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of
                  --------  -------
this subsection 8.7(f) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section 8.7 shall be made to the nearest cent.

               (g) Upon any adjustment of any Conversion Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Debenture, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          8.8  Reorganization of the Company.  If the Company is a party to a
               -----------------------------
transaction subject to Article 6 or a merger which classifies or changes its outstanding Common Stock, upon consummation of such transaction this Debenture shall automatically become convertible into the kind and amount of securities, cash or other assets which the Holder of this Debenture would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted this Debenture at the Conversion Price in effect immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of this Debenture shall execute and deliver to the Holder a supplemental Debenture so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this
Article 8. The successor Company shall mail to the Holder a notice describing the supplemental Debenture.

          If securities deliverable upon conversion of this Debenture, as provided above, are themselves convertible into the securities of an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental debenture which shall so provide. If this section applies, Section 8.5 does not apply.


                                   ARTICLE 8A

                             RIGHT OF FIRST REFUSAL
                             ----------------------


          8A.1 Right of First Refusal.  Each Holder of the Debentures and the
               ----------------------
holders of Common Stock upon conversion of the Debentures (provided the Debentures remain outstanding and the Common Stock received upon conversion has not been sold, transferred or otherwise disposed of) (the "Common Holders") shall be entitled to the following right of first refusal:

               (a) Except in the case of Excluded Securities (as hereinafter defined), and subject to the prior rights of the holders of certain convertible subordinated debentures issued by the Company in November 1995 in the aggregate principal amount of $3,660,000 (the "Prior Debentures") the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (i) any shares of Common Stock, (ii) any other equity security of the Company, (iii) any debt security of the Company which by its terms is convertible into or exchangeable for, with or without consideration, any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company (collectively, the "Equity
                                                             ------
Securities"), unless in each case, to the extent available following the
- ----------
exercise of the prior right of refusal granted to the holders of the Prior Debentures, the Company shall have first offered to sell to the Holders and the Common Holders the Equity Securities, at a price and on such other terms as shall have been specified by the Company in writing delivered to each of the Holders and the Common Holders (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from the date it is delivered by the Company to the Holders and the Common Holders; provided, however, that such issuance, sale or exchange of equity securities shall result in gross proceeds to the Company (whether at the time of issuance or upon conversion, exercise, or exchange thereof) of an amount in excess of $200,000 (the "Minimum Offering Threshold"). For purposes of computing the Minimum Offering Threshold, any offering, issuance, sale or exchange of Equity Securities during any rolling 12-month period shall be aggregated.

               (b) Each of the Holders and the Common Holders (provided the Debentures remain outstanding and the Common Stock received upon conversion has not been sold, transferred or otherwise disposed of) shall have the right to purchase up to its pro rata share of the Equity Securities. Each of the Holders' and the Common
- --- ----
Holders' "pro rata share" shall be that amount of the Equity Securities
          --------------
multiplied by a fraction, the numerator of which is the sum of (i) of shares of Common Stock underlying the Debentures issued to such Holder and (ii) the number of shares of Common Stock issued to such Holder upon conversion of this Debenture, and the denominator of which is the total number of shares of Common Stock underlying the Debentures issued pursuant to the Private Placement Memorandum.

               (c) Notice of each of the Holder's and the Common Holder's intention to accept, in whole or in part, an offer shall be evidenced by a writing signed by the Holder or the Common Holder, as the case may be, and delivered to the Company prior to the end of the 30-day period commencing with the date of such Offer (or, if later, within 10 days after the giving of any written notice of a material change in such Offer), setting forth such portion (specifying number of shares, principal amount or the like) of the Equity Securities as the Holder or the Common Holder, as the case may be, elects to purchase (the "Notice of Acceptance").
               --------------------

               (d) In the event that all of the Holders and the Common Holders do not elect to purchase all of the Equity Securities, the Holders and Common Holders which have provided notice of their intention to exercise the refusal rights as provided in subparagraph (c) above shall have the right to purchase, on a pro rata basis, any unsubscribed portion of the Equity Securities during a
     --- ----
period of 10 days following the 30-day period provided in subparagraph (c) above. Following such additional 10-day period, in the event the Holders and the Common Holders have not elected to purchase all of the Equity Securities, the Company shall have 90 days from the expiration of the foregoing 40-day period to sell all or any part of such Equity Securities as to which a Notice of Acceptance has not been given by the Holder and the Common Holders (the "Refused Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including without limitation, unit price and interest rates (but excluding payment of legal fees of counsel of the purchaser), which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer. Upon the closing of the sale to such other Person or Persons of all the Refused Securities, which shall include payment of the purchase price to the Company in accordance with the terms of the Offer, if the Holders and/or the Common Holders have timely submitted a Notice of Acceptance, it and/or they shall purchase from the Company, and the Company shall sell to the Holders and/or Common Holders, as the case may be, the Equity Securities in respect of which a Notice of Acceptance was delivered to the Company by the Holders and/or the Common Holders, as the case may be, at the terms specified in the Offer. The purchase by the Holders and/or the Common Holders of any Equity Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holders and/or the Common Holders of a purchase agreement and other customary documentation relating to such Equity Securities as is satisfactory in form and substance to the Holders, the Common Holders and each of their respective counsel.

               (e) In each case, any Equity Securities not purchased by the Holders, the Common Holders or by a Person or Persons in accordance with Section 8A.1(d) hereof may not be sold or otherwise disposed of until they are again offered to the Holders and the Common Holders under the procedures specified in Section 8A.1(a), (c) and
(d) hereof.

               (f)  The rights of the Holders and the Common Holders under this
Section 8A.1 shall not apply to the following securities (the "Excluded Securities"):

                    (i) Common Stock or options to purchase such Common Stock, issued to officers, employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company and approved or ratified by its stockholders;

                    (ii) Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock;

                    (iii) Common Stock issued upon conversion of the Debentures; and

                    (iv) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination.


                                    ARTICLE 9

          REGISTRATION RIGHTS UNDER THE SECURITIES ACT OF 1933
          ----------------------------------------------------

          9.1(a)    Issuance of Stock Registered under the Act by the Company
                    ---------------------------------------------------------
upon Conversion and for Payment of Interest.  Not later than 45 days from the
- -------------------------------------------
date of this Debenture, the Company will file a registration statement under the Act with respect to (i) the number of shares of Common Stock issuable upon conversion of the Debentures, and (ii) the number of shares of Common Stock issuable by the Company in payment of interest on the Debentures, where applicable, (the "Registrable Securities") in order to provide for the issuance by the Company of Common Stock upon conversion of the Debentures or for the payment of interest, which has been registered under the Act, and shall use its best effort to cause such registration statement to become and remain effective until such time as all of the Debentures shall have been converted in accordance with the provisions of section 8.1 or 8.2 hereof. Failure by the Company to file the registration statement within the 45 days provided herein shall automatically increase the rate of interest payable under this Debenture to 14% per annum, which increased interest rate shall remain in effect until the registration statement required hereunder is filed with the Securities and Exchange Commission (the "Commission").

          (b)  Supplemental Registration Rights.   In the event the Company is
               --------------------------------
precluded by the Commission from registering under the Act the Registrable Securities for issuance upon conversion of this Debenture and for the payment of interest hereunder, or if the Holder shall have converted this Debenture prior to the effectiveness of the registration statement described in subparagraph (a) above, the Holder shall have the following registration rights:

               (i)  Piggyback Registration Rights.  The Company shall advise the
                    -----------------------------
Holder or its transferee, whether the Holder holds the Debentures or has converted the Debentures and holds the Common Stock underlying the Debentures, by written notice at least four weeks prior to the filing of any registration statement under the Act covering any securities of the Company, for its own account or for the account of others, and will, until the Maturity Date, upon the request of the Holder, register under the Act all or any portion of the Registrable Securities and cause such registration statement to become and remain effective as provided in paragraph 9(c) hereof.

               (ii) Demand Registration Rights.  If any 51% Holder (as defined
                    --------------------------
in Section 9.1(f) hereof) shall give notice to the Company at any time to the effect that such Holder desires to have the Company register under the Act any Registrable Securities, the Company will promptly, but no later than four weeks after receipt of such notice, file a registration statement under the Act with respect to such number of Registrable Securities as shall be indicated in the notice to the Company by the Holder and the Company will use its best efforts to cause such registration statement to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order); provided, that the Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The Holder may, at its option, request the filing of a registration statement under the Act on one occasion until the Maturity Date. Within ten days after receiving any such notice pursuant to this subsection (b)(ii) of this Article 9, the Company shall give notice to the other Holders of the Debentures and any Common Stock issued upon the conversion of any Debentures or for the payment of interest hereunder, advising that the Company is proceeding with such registration statement and offer to include therein the Registrable Securities of the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing.

          If the Company elects to include securities to be sold by it in any registration statement pursuant to this Section 9(b)(ii), such registration shall be deemed to have been a registration under Section 9(b)(i).

               (c)  Registration Covenants of the Company.  A.  In the event
                    -------------------------------------
that any Registrable Securities are to be registered pursuant to Sections 9(a) or 9(b) of this Debenture, the Company covenants and agrees that the Company will use its best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and will as expeditiously as possible:

                    (i) prepare and file with the Commission a registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto)(a "Registration Statement") which Registration Statement (A) will state that the holders of Registrable Securities covered thereby may sell such Registrable Securities under such Registration

Statement or pursuant to Rule 144 (or any similar rule then in effect), (B) when it becomes effective, and when any post-effective amendment thereof and supplement thereto is filed, the Registration Statement, as then amended or supplemented, will comply in all material respects with the applicable provisions of the Act and the rules and regulations thereunder and, except for information provided in writing by the Holder for inclusion in the Registration Statement for which the Company does not represent or warrant as to its accuracy, will not contain an untrue statement or a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                    (ii) furnish to the Holders copies of such Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof prior to filing, which documents will be subject to the review of counsel for the Holders;

                    (iii) use its best efforts to cause such Registration Statement to become effective;

                    (iv) notify the Holders, promptly after the Company shall receive notice thereof, of the time when said Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

                    (v) notify the Holders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

                    (vi) advise the Holders after the Company shall receive notice or obtain knowledge thereof of the issuance of any order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                    (vii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus forming a part thereof as may be necessary to keep such Registration Statement effective (a) in the case of a Registration Statement filed and declared effective pursuant to Section 9(a) hereof, until such time as all Holders of the Debentures shall have converted the Debentures into Common Stock, or (b) in the case of a Registration Statement filed and declared effective pursuant to
Section 9(b) hereof, until such time as the Holders pursuant to such Registration Statement have disposed of all such Registrable Securities but in no event exceeding five (5) years from the date of effectiveness;

                    (viii) furnish to each Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such

Registration Statement (including each preliminary prospectus) and such other documents as that Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                    (ix) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the Holders and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities (provided that the Company will not be required to: (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify; (B) subject itself to taxation in any such jurisdiction; or (C) consent to general service of process in any such jurisdiction);

                    (x) notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Holder, prepare a supplement or amendment to such Registration Statement so that such Registration Statement will not contain, to the Company's knowledge, an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (xi) cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                    (xii) provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement;

                    (xiii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

                    (xiv) make available for inspection by the Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement; and

                    (xv) use its reasonable best efforts to cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities.

          B. The Holder covenants and agrees to reasonably cooperate in the preparation of the Registration Statement by providing such information as the Company shall reasonably need from the Holder to include the Registrable Securities in the Registration Statement.

               (d)  Expenses.  All expenses in connection with preparing and
                    --------
filing any Registration Statement including, without limitation, costs of complying with federal and state securities laws and regulations, attorney's and accounting fees of the Company, attorney's fees for one (1) counsel for the Holders, printing expenses and federal and state filing fees shall be borne in full by the Company, except that the underwriting commissions and expenses attributable to the Registrable Securities so registered shall be borne by such Holders.

               (e)  Indemnification.  Each Holder of Registrable Securities
                    ---------------
exercising the rights under paragraphs 9(a) or 9(b) hereof will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement or statement contained in any registration statement or statement contained in a prospectus furnished under the Act or caused by omission to state a material fact therein necessary to make the statements therein not misleading, insofar as such losses, claims, damages, expenses and liabilities are caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus and will reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in investigating, defending or preparing to defend any such loss, claim, damage, liability, action or proceeding. In addition, each Holder will execute and deliver all such documents and undertakings as the Company may reasonably deem necessary or desirable for purposes of compliance with applicable federal and state securities laws. This indemnity agreement is in addition to any liability which the Holder may otherwise have. The Company's obligations as set forth in paragraph 9(a), (b) and (c) with respect to each Holder are contingent on such Holder's satisfaction of his or its obligations set forth in this paragraph 9(e).

               The Company agrees to indemnify and hold harmless the Holders (and each person, if any, who controls the Holders within the meaning of the
Act) from and against any loss, claim, damage or liability, joint or several, to which they may become subject (under the Act or otherwise) insofar as such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of, or is based upon, (A) any untrue statement or alleged untrue statement of a material fact contained (x) in the Registration Statement, any preliminary prospectus, if used prior to the effective date of the Registration Statement, or any final prospectus, or any amendment thereof or supplement thereto, or (y) in any blue sky application or other document executed by the Company, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (as such application, document or information being hereinafter called a "Blue Sky Application"), or (B) the omission or alleged omission to state in the Registration Statement, any preliminary prospectus, if used prior to the effective date of the Registration Statement, or any final prospectus, or any amendment thereof or supplement thereto, or in any Blue Sky Application, of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in investigating, defending or preparing to defend any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any
               --------  -------
such case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in such Registration Statement or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of the Registration Statement or any such preliminary prospectus or the final prospectus or any such amendment thereof or supplement thereto, or any Blue Sky Application (including information concerning the manner in which the Holders intend to effect sales of the Registrable Securities). This indemnity agreement is in addition to any liability which the Company may otherwise have.

          (f) The term "51% Holder" as used in this Section 9.1 shall mean the holders of at least 51% of the shares of common stock into which the Debentures are convertible (considered in the aggregate) and shall include any owner or combination of owners of Debentures in any combination if the holdings of the aggregate amount of: (i) the common stock held by him or among them as a result of the conversion of the Debentures, plus (ii) the common stock which he or they would be holding if the Debentures owned by him or among them were converted, would constitute 51% or more of the common stock into which the Debentures were originally convertible. The Company's agreement with respect to the registration of the Common Stock in this Section 9.1 shall survive the conversion and surrender of the Debentures and upon conversion in full, the Company shall deliver to the Holder an agreement evidencing the Company's obligation under this Section 9.1.
                                   ARTICLE 10

          TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933
          --------------------------------------------------

          10.1 The Holder of this Debenture, each transferee hereof and any Holder and transferee of any Shares, by his acceptance thereof, agrees that no public distribution of Debentures or Shares will be made in violation of the Act or applicable state securities laws. The Holder of this Debenture and each transferee hereof further agrees that if any distribution of any Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Debenture that any transferee thereof deliver to the

Company his written agreement to accept and be bound by all of the terms and conditions contained in this Debenture.

          10.2 This Debenture or the shares of the Common Stock or any other security issued or issuable upon conversion of this Debenture may not be sold or otherwise disposed of except as follows:

               (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Debenture or shares of Common Stock may legally be transferred without registration under the Act and then only against receipt of an agreement of such person to comply with the provisions of this Section 10.2 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Debenture, shares of Common Stock or other security as to which such Holder shall have received an opinion letter from counsel to the Company or other counsel reasonably acceptable to the Company, as to the exemption thereof from the registration under the Act pursuant to Rule 144 under the Act; or

               (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

          10.3 STATE LEGENDS.
               -------------

          Notice to Wisconsin Purchasers.  IN MAKING AN INVESTMENT DECISION
          ------------------------------
INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

          10.4 Each certificate for Shares shall bear a legend relating to the non-registered status of such shares under the Act, unless at the time of conversion of this Debenture such shares of Common Stock have been registered under the Act or are in the opinion of counsel reasonably acceptable to the Company transferable without registration under the Act.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

          11.1 No Recourse.  No recourse, whatsoever, either directly or through
               -----------
the Company or any trustee, receiver of assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the redemption price, principal of or interest on this Debenture or any of them or for any claim based thereon or otherwise in respect this Debenture, this Debenture being a corporate obligation only.

          11.2 Notices.  All communications provided hereunder shall be in
               -------
writing and, if to the Company, delivered or mailed by registered or certified
mail addressed to Halsey Drug Co., Inc.,   1827 Pacific Street, Brooklyn, New
York 11233, Attention: President, with a copy to Kenneth Goodwin, Esq., Coleman & Rhine, LLP, 1120 Avenue of the Americas, New York, New York, or, if to the Holder at the address shown for the Holder in the registration books maintained by the Company.

          11.3 Stamp Tax.  The Company will pay any documentary stamp taxes
               ---------
attributable to the initial issuance of the Common Stock issuable upon the conversion of this Debenture: provided, however, that the Company shall not be
                              --------  -------
required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

          11.4 Mutilated, Lost, Stolen or Destroyed Debentures.  In case this
               -----------------------------------------------
Debenture shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of and substitution for the Debenture, mutilated, lost, stolen or destroyed, a new Debenture of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

          11.5 Maintenance of Office.  The Company covenants and agrees that so
               ---------------------
long as this Debenture shall be outstanding, it will maintain an office or agency in New York (or such other place as the Company may designate in writing to the holder of this Debenture) where notices, presentations and demands to or upon the Company in respect of this Debenture may be given or made.

          11.6 Governing Law.  This Debenture shall be construed in accordance
               -------------
with and governed by the laws of the State of New York, without giving effect to conflict of laws principles.

          IN WITNESS WHEREOF, Halsey Drug Co., Inc. has caused this Debenture to be signed by its President and to be dated the day and year first above written.

ATTEST [SEAL]                      HALSEY DRUG CO., INC.



_________________________               By:_______________________
                                         Name: Rosendo Ferran
                                         Title:   President

                                  ATTACHMENT I

                                   Assignment


          For value received, I hereby assign subject to the provisions of
Section 10, to ________ $_________________ principal amount of the Convertible
Subordinated Debenture due                             , 2001 evidenced hereby
                           ----------------------------
and hereby irrevocably appoint _______________ attorney to transfer the Debenture on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:



- ---------------------------------  ----------------------------------------

                                  ATTACHMENT II
                                  -------------

                                CONVERSION NOTICE
                                -----------------

               TO:  HALSEY DRUG CO., INC.


          The undersigned holder of this Debenture hereby irrevocable exercises
the option to convert $                   principal amount of such Debenture
                       ------------------
(which may be less than the stated principal amount thereof) into shares of Common Stock of Halsey Drug Co., Inc., in accordance with the terms of such Debenture, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Debenture, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Debenture, the undersigned will pay all transfer taxes payable with grespect thereto.




                    ------------------------------------------------------------
                    Name and address of Holder



                    ------------------------------------------------------------

                    Signature of Holder


                    Principal amount converted $
                                                --------------------------------



          If shares are to be issued otherwise then to the holder:



- ----------------------------------
Name of Transferee
                              Address of Transferee


                              -------------------------------------------------


                              -------------------------------------------------


                              -------------------------------------------------

                              Social Security Number of Transferee


                              --------------------------------------------------